Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 143 to Registration Statement No. 002-24389 on Form N-1A of our report dated March 13, 2013, relating to the financial statements and financial highlights of Fidelity Series Large Cap Value Fund and Fidelity Series All-Sector Equity Fund, and of our reports dated March 20, 2013, relating to the financial statements and financial highlights of Fidelity Series Equity-Income Fund and Fidelity Advisor Series Equity-Income Fund, each a fund of Fidelity Devonshire Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Devonshire Trust for the year ended January 31, 2013, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 26, 2013